UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
__________________

May 15, 2006

ETOTALSOURCE, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	33-49797	84-1066959
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1510 Poole Boulevard, Yuba City, California	95993
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(530) 751-9615

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

Effective May 15, 2006, eTotalSource, Inc., a Colorado corporation (“eTotalSource” or the “Company”), dismissed its existing certifying accountant that had been engaged to audit the financials of eTotalSource, Gordon Hughes & Banks, LLP (“GHB”) located at 440 Indiana Street, Suite 200 in Golden, Colorado 80401. The report of GHB on the financial statements of eTotalSource for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by the Company’s Board of Directors. During the Company’s two most recent fiscal years and any subsequent interim period preceding its dismissal, there were no disagreements with GHB on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreements, if not resolved to the satisfaction of the GHB, would have caused it to make reference to the subject matter of the disagreements in connection with its report. There were no reportable events that occurred within the Company’s two most recent fiscal years and any subsequent interim period preceding GBH’s dismissal, where the term “reportable events” has the meaning set forth in paragraph (a)(1)(v) of Item 304 of Regulation S-K. A copy of GHB’s letter acknowledging the cessation of its auditor-client relationship with the Company is provided herewith.

Also effective May 15, 2006, the Company engaged Beadle, McBride, Evans & Reeves, LLP (“BMER”) located at 2285 Renaissance Drive in Las Vegas, Nevada 89119, to become eTotalSource’s new certifying accountant retained to audit the financials of the Company. The Company did not consult with BMER regarding the application of accounting principles to a specific completed or contemplated transaction, nor the type of audit opinion that might be rendered on the Company’s financial statements, nor regarding any matter that was the subject of a disagreement or other reportable event, and neither oral nor written advice was provided by BMER concerning such matters. A copy of the engagement letter from BMER is provided herewith.

The Company changed auditing firms because: (i) the engagement partner at GHB who had been handling eTotalSource’s auditing work left GHB to join another auditing firm that only works with large clients; and (ii) such engagement partner was the only auditor at GHB who held a California CPA license.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 3, 2006, Virgil Baker resigned as the Chief Financial Officer and a Director of eTotalSource, with such resignation effective on May 15, 2006. Mr. Baker did not have any disagreements with the Company at the time of his resignation; he resigned to pursue other interests. A copy of Mr. Baker’s letter of resignation is provided herewith.

On May 1, 2006, John (Cody) Morrow resigned as a Director of the Company, with such resignation effective on said date. Mr. Morrow did not have any disagreements with the Company at the time of his resignation. A copy of Mr. Morrow’s letter of resignation is provided herewith.

As of the date on which this Report was executed, which date is set forth below, the Company has not retained a new Chief Financial Officer or Directors to replace the positions vacated by Messrs. Baker and Morrow.

Item 9.01. Financial Statements and Exhibits.

(a)  Not applicable

(b)  Not applicable

(c)  Exhibits - See table below.

DESIGNATION OF EXHIBIT AS SET FORTH IN ITEM 601 OF REGULATION S-B	DESCRIPTION	LOCATION
16.1	Copy of Gordon Hughes & Bank’s letter acknowledging the cessation of its auditor-client relationship with the Company	Provided herewith

16.2	Copy of the engagement letter from Beadle, McBride, Evans & Reeves	Provided herewith

16.3	Copy of Gordon Hughes & Bank’s letter acknowledging its agreement with content of this Form 8-K	Provided herewith

17.1	Letter of Resignation from Virgil Baker	Provided herewith

17.2	Letter of Resignation from John Morrow	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2006	ETOTALSOURCE, INC.

	By:	/s/ Michael Sullinger
Name: Michael Sullinger
Title: Chief Operating Officer